UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2004

HANOVER COMPRESSOR COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13071 (Commission File Number)	76-0625124 (IRS Employer Identification No.)

12001 North Houston Rosslyn Houston, Texas (Address of Principal Executive Offices)	77086 (Zip Code)

Registrant’s telephone number, including area code: (281) 447-8787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 29, 2004, we issued a press release announcing our financial results for the quarter ended September 30, 2004. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On October 26, 2004, we issued a press release announcing that we have reached an agreement in principle to sell the compression rental assets of our Canadian subsidiary, Hanover Canada Corporation, to Universal Compression Canada, a subsidiary of Universal Compression Holdings, Inc., for approximately $57 million in cash. The transaction, which has been approved by our Board of Directors and the Board of Directors of Universal Compression, is expected to be completed by November 1, 2004.

Additionally, we have agreed to sell our ownership interest in Collicutt Energy Services Ltd. (“CES”) for approximately $2.6 million to an entity owned by Steven Collicutt. Hanover owns approximately 2.6 million shares in CES and this transaction is anticipated to close prior to year-end 2004.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Number	Description of Exhibit
99.1	Press release dated October 29, 2004, announcing the Company results of operations for the quarter ended September 30, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER COMPRESSOR COMPANY
Date: October 29, 2004	By:	/s/ John E. Jackson
		Name:	John E. Jackson
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, issued October 29, 2004